Exhibit 5.1

Connor & Connor Pllc

Attorneys at Law

710 Coronado Center Dr., Suite 121, Henderson, NV 89052

January 3, 2019

Reference No. 100.167

Via Email and U.S. Mail

CLS Holdings USA, Inc.

11767 South Dixie Highway, Suite 115

Miami, Florida 33156

c/o Kathleen Deutsch

kathleen.deutsch@nelsonmullins.com

Re:        CLS Holdings USA, Inc. Registration Statement on Form S-1

File No. 333-227088

Ladies and Gentlemen:

I am the Manager of Connor & Connor PLLC, a law firm located in Henderson, Nevada. My firm has been retained by CLS Holdings USA, Inc., a Nevada corporation (the "Company"), in connection with its Registration Statement on Form S-1, File No. 333-227088, as filed on August 28, 2018 (the “Registration Statement”), with the U.S. Securities and Exchange Commission (the "Commission").  The Registration Statement relates to the registration by the Company for resale by the selling stockholders listed in the prospectus included as part of the Registration Statement (the "Selling Stockholders") of up to 71,563,336 shares of the Company’s common stock, par value $0.0001 per share ("Common Stock"), of which (i) 33,463,826 shares (the “Unit Shares”) are issuable to the Selling Stockholders upon the deemed exercise of special warrants held by the Selling Stockholders (the “Special Warrants”); (ii) 33,463,826 shares (“Warrant Shares”) are issuable upon the exercise of common stock purchase warrants (“Warrants”), which Warrants are acquirable upon the deemed exercise of the Special Warrants; (iii) 2,317,842 shares (“Broker Shares”) are issuable upon the exercise of special broker warrants held by a Selling Stockholder (“Broker Warrants”); and (iv) 2,317,842 shares (“Broker Warrant Shares”) are issuable upon the exercise of Warrants, which Warrants are acquirable upon the exercise of the Broker Warrants(the foregoing securities described in (i) through (iv), collectively, the “Securities”).

We have examined originals or copies, certified or otherwise identified to our satisfaction of the following documents (together, the “Documents”): (i) the Registration Statement; (ii) the Company’s Amended and Restated Articles of Incorporation; (iii) the Company’s Amended and Restated Bylaws; (iv) the Special Warrants; (v) the Broker Warrants; (vi) the Warrants; (vii) certain resolutions of the Board of Directors of the Company relating to the issuance and sale of the Securities; and (viii) a Certificate of an Officer executed by Jeffrey Binder, the Chairman and CEO of the Company.  We have also examined such corporate documents and records of the Company and other instruments, certificates and documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed.

In such examinations, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, the genuineness of all signatures, and the legal competence or capacity of persons or entities to execute and deliver such documents.  As to various questions of fact which are material to the opinions hereinafter expressed, we have relied upon statements or certificates of public officials, directors of the Company, their legal counsel and others, and have made no independent investigation, but have assumed that any representation, warranty or statement of fact or law, other than as to the general corporation laws of Nevada, made in any of the Documents is true, accurate and complete.

Tel: (702) 750-9139	Fax: (702) 749-5991

CLS Holdings USA, Inc.

January 3, 2019

Based upon and subject to the foregoing, it is our opinion that: (i) the Unit Shares, when issued by the Company upon the deemed exercise of the Special Warrants, in accordance with and in the manner described in the Registration Statement and the Special Warrants, will be validly issued, fully paid and non-assessable; (ii) the Warrant Shares, when issued by the Company upon valid exercise of the Warrants and against receipt of the exercise price therefor, in accordance with and in the manner described in the Registration Statement and the Warrants, will be validly issued, fully paid and non-assessable; (iii)the Broker Shares, when issued by the Company upon the exercise of the Broker Warrants and against receipt of the exercise price therefor, in accordance with and in the manner described in the Registration Statement and the Broker Warrants, will be validly issued, fully paid and non-assessable; and (iv) the Broker Warrant Shares, when issued by the Company upon valid exercise of the Warrants and against receipt of the exercise price therefor, in accordance with and in the manner described in the Registration Statement and the Warrants, will be validly issued, fully paid and non-assessable.

We qualify our opinion to the extent that we express no opinion as to any law other than Nevada general corporation law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Nevada.  This opinion is based on Nevada general corporate law, including the statutory provisions, all applicable provisions of the Nevada constitution and reported judicial decisions interpreting those laws and speaks only as of the date hereof.

Sincerely,

CONNOR & CONNOR PLLC

Derek J. Connor

Derek J. Connor

CLS Holdings USA, Inc.

January 3, 2019

CONSENT

I HEREBY CONSENT to the use of my opinion in connection with the Form S-1 Registration Statement filed with the Securities and Exchange Commission and to each reference to us under the headings “Legal Matters” in the Registration Statement as counsel for the registrant, CLS Holdings USA, Inc.

Sincerely,

CONNOR & CONNOR PLLC

/s/ Derek J. Connor

Derek J. Connor